Exhibit 10.46

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into to be effective this 21st day of February, 2011 (the “Effective Date”), by and between PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”), and FLOYD C. WILSON (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated July 11, 2006 (the “Original Agreement”) and a First Amendment to Employment Agreement dated effective September 1, 2010 (the “First Amendment”) (the Original Agreement as amended by the First Amendment is referred to hereafter as the “Agreement”); and

WHEREAS, the Company and the Executive wish to further amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Employee hereby agree as follows:

1.               Amendment to Paragraph 1.  Paragraph 1 of the Agreement is hereby deleted in its entirety and replaced with the following language:

“1.                   Term of Employment.  The Company shall employ the Executive in the capacity set forth herein for a term of two (2) years, commencing on the Effective Date and ending on the second anniversary of the Effective Date (such two year period as may be terminated earlier or extended to be referred to herein as the “Term”).  Not less than ninety (90) calendar days prior to the end of the Term, the Company shall provide written notice to the Executive of its intention to, either: (i) extend this Agreement for an additional two (2) year Term upon the same terms as in effect at such time (a “Renewal Notice”), or (ii) allow this Agreement to expire or modify the terms of this Agreement and/or Executive’s employment (a “Termination Notice”).  A Renewal Notice shall have the effect of extending the Term for an additional two (2) year period or such longer period as may be specified by the Company in such notice. A Termination Notice shall have the effect specified in Section 10(e) hereof. Any failure to provide a Renewal Notice as provided above shall be deemed to constitute a Termination Notice.

2.               Amendment to Paragraph 10(e).  Paragraph 10(e) of the Agreement is hereby by deleted in its entirety and replaced with the following language:

“(e)                 Termination by Executive for Good Reason.  The Executive shall be entitled to terminate his employment with the Company under this Agreement at any time upon thirty (30) days written notice to the Company for “Good Reason” (defined hereafter).  For purposes of this Agreement, “Good Reason” shall mean:

(i)            The material breach by the Company of any of its obligations hereunder that goes uncured thirty (30) days after written notice by Executive to the Company to such effect; or

(ii)           A reduction in the Base Compensation and/or target bonus payable to the Executive; or

(iii)          Any material diminution of Executive’s position with the Company including Executive’s status, office, title, responsibilities and reporting requirements; or

(iv)          The failure by the Company to continue in effect any compensation or benefit plan in which the Executive participates and which is material to the Executive’s total compensation unless an equitable arrangement has been made with respect to such plan; or

(v)           Any occurrence which causes the Executive to have, as his principal place of employment, a location other than the metropolitan area of Houston, Texas; or

(vi)          The Company has provided, or is deemed to have provided, a Termination Notice to Executive.

A termination of employment under this Agreement by the Executive with Good Reason shall entitle the Executive to payments and other benefits as specified in paragraphs 10(g) or 10(h), as applicable.”

3.               Remaining Provisions.  All other provisions of the Agreement shall remain in full force and effect.  In the event there is any conflict between the terms of this Amendment and the Agreement the provisions contained herein shall control.  Any defined term used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

4.               Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5.               Counterparts.  This Amendment may be executed in any number of counterparts (including execution by facsimile), each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument, but only one need be produced.

6.               Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of Texas.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment effective as of the Effective Date.

“COMPANY”		“EXECUTVIE”

PETROHAWK ENERGY CORPORATION

By:	/s/ LARRY L. HELM	/s/ FLOYD C. WILSON
Name: Larry L. Helm		Floyd C. Wilson
Title: Executive Vice President, Finance and Administration